Exhibit 99.1

Cellectar Biosciences Announces Executive Leadership Changes

Names Mr. Chad Kolean as Chief Financial Officer

Promotes Mr. Jarrod Longcor to Chief Operating Officer

FLORHAM PARK, N.J., February 23, 2022 -- Cellectar Biosciences, Inc. (NASDAQ: CLRB), a late-stage clinical biopharmaceutical company focused on the discovery, development and commercialization of targeted drugs for the treatment of cancer, today announced it has named Mr. Chad Kolean as Chief Financial Officer and promoted Mr. Jarrod Longcor to the role of Chief Operating Officer. Mr. Kolean, a seasoned thirty-year industry veteran, will replace Dov Elefant, who is leaving to pursue other opportunities.

“It is with great enthusiasm that I congratulate Jarrod for his promotion to Chief Operating Officer and warmly welcome Chad back to the Cellectar family,” said James Caruso, CEO of Cellectar. “Chad is returning to us after further strengthening and broadening his impressive business acumen having served as CFO to two commercial companies, one of which was sold for an attractive premium. We are very pleased to have him join us once again, with his deep understanding of the company and broad industry knowledge. We appreciate Dov’s contributions and wish him well.”

Mr. Caruso continued, “Jarrod’s promotion to Chief Operating Officer is well deserved and acknowledges the broad value he brings to the team beyond his previous role as Chief Business Officer. His added responsibilities will include overseeing our growth as we continue to enhance our capabilities across the organization, where we have added to our manufacturing and regulatory functions and have planned strategic commercial hires in preparation for a potential NDA filing in Waldenstrom’s macroglobulinemia (WM). We look forward to announcing the results of the planned prespecified safety & efficacy assessment in the near term and completion of our pivotal trial in WM. We remain committed to unlocking the potential of iopofosine I-131 in and beyond WM as we progress our ongoing trials.”

Mr. Chad Kolean returns to Cellectar after having served as Chief Financial Officer to both Vivex Biologics, a regenerative medicine company and Titan Spine, a spinal implant med-tech company sold to Medtronic. Mr. Kolean also served as Chief Financial Officer and Treasurer for Pioneer Surgical Technology, a biologic and orthopedic implant company through its merger with RTI Surgical. Early in his career, Mr. Kolean held leadership positions of increasing responsibility at multinational companies and those within the healthcare space including Tomotherapy, Inc., Metavante Corporation, Snap On, Inc., Herman Miller, Inc., Kaydon Corporation, and Arthur Andersen, LLP. Mr. Kolean earned his Bachelor of Arts in Business Administration and Finance from Hope College and graduated Magna Cum Laude.

Mr. Jarrod Longcor will add the new role of Chief Operating Officer to his Chief Business Officer responsibilities. He will lead and provide strategic oversight of the company’s key functional areas to ensure operational excellence as Cellectar progresses through its clinical development programs and advances towards commercialization. Mr. Longcor has been with the company for 6 years as both a consultant and Chief Business Officer.

Grant of Inducement Option

In connection with his hiring, Cellectar has granted to Mr. Chad Kolean, effective as of his first day of employment with Cellectar, an option to purchase 150,000 shares of Cellectar’s common stock at an exercise price per share equal to the closing price of Cellectar’s common stock on the grant date as reported by Nasdaq. This grant was approved by the Compensation Committee of Cellectar’s Board of Directors and made as an inducement material to Mr. Chad Kolean entering into employment with Cellectar as contemplated by Nasdaq Listing Rule 5635(c)(4).

The stock option, which has a 10-year term, vests and becomes exercisable in three equal annual installments beginning on the first anniversary from the date of Mr. Chad Kolean’s first day of employment.

Cellectar provides this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery and development of drugs for the treatment of cancer. The company is developing proprietary drugs independently and through research and development collaborations. The company’s core objective is to leverage its proprietary Phospholipid Drug Conjugate™ (PDC) delivery platform to develop PDCs that specifically target cancer cells, delivering improved efficacy and better safety as a result of fewer off-target effects. The company’s PDC platform possesses the potential for the discovery and development of the next-generation of cancer-targeting treatments, and it plans to develop PDCs independently and through research and development collaborations.

The company’s product pipeline includes iopofosine, a small-molecule PDC designed to provide targeted delivery of iodine-131 (radioisotope), and proprietary preclinical PDC chemotherapeutic programs and multiple partnered PDC assets. The company is currently investigating iopofosine in a global, pivotal expansion cohort in relapsed or refractory WM patients who have received at least two prior lines of therapy, including those who have failed or had a suboptimal response to Bruton tyrosine kinase inhibitors. The WM cohort will enroll up to 50 patients to evaluate the efficacy and safety of iopofosine for marketing approval. The company is also evaluating iopofosine in highly refractory multiple myeloma patients in its Phase 2 CLOVER-1 study and relapsed/refractory pediatric cancer patients with sarcomas or brain tumors in the Phase 1 CLOVER-2 study.

The Phase 1 pediatric study is an open-label, sequential-group, dose-escalation study to evaluate the safety and tolerability of iopofosine in children and adolescents with relapsed or refractory cancers, including malignant brain tumors, neuroblastoma, sarcomas, and lymphomas (including Hodgkin’s lymphoma). The Phase 1 study is being conducted internationally at seven leading pediatric cancer centers.

For more information, please visit www.cellectar.com and www.wmclinicaltrial.com or join the conversation by liking and following us on the company’s social media channels: Twitter, LinkedIn, and Facebook.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes including our expectations of the impact of the COVID-19 pandemic. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the disruptions at our sole source supplier of iopofosine, the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, patient enrollment and the completion of clinical studies, the FDA review process and other government regulation, our ability to maintain orphan drug designation in the United States for iopofosine, the volatile market for priority review vouchers, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarter ended September 30, 2021. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

Contacts

Investors:

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com

Source: Cellectar Biosciences